Exhibit 99.01

Immersion Corporation Reports Results for First Quarter 2018

–	Record Revenues of $85.4 million

–	31% Decrease in Operating Expenses

–	Upwardly Revised Annual Revenue Guidance of $108 million to $118 million
SAN JOSE, Calif., May 10, 2018 -- Immersion Corporation (NASDAQ: IMMR), the leading developer and licensor of touch feedback technology, today reported financial results for the first quarter ended March 31, 2018.
Effective January 1, 2018, the company adopted a new revenue recognition standard ("ASC 606"), which impacted the company’s recognition of revenue from certain of its fixed-fee and per-unit license agreements.  The company adopted ASC 606 using the modified retrospective method, which means that the total amount of revenue reported for first quarter 2017 has not been revised in the current financial statements.  In the interest of comparability during the transition year to ASC 606, the company has provided revenue, net income and earnings per share information for the first quarter of 2018 in accordance with both ASC 606 and revenue recognition rules in effect prior to the adoption of ASC 606 (“ASC 605”).
First Quarter 2018 Financial Highlights
Total revenues for the first quarter of 2018 were a record $85.4 million. Royalty and license revenues for the first quarter of 2018 were $85.3 million.
Net income for the first quarter of 2018 was $69.9 million, or $2.29 per diluted share.
Non-GAAP net income for the first quarter of 2018 was $71.5 million, or $2.34 per diluted share. (See attached table for a reconciliation of GAAP to non-GAAP financial measures.)
As of March 31, 2018, Immersion’s cash, cash equivalents and short-term investments were $139.0 million, compared to $46.5 million as of December 31, 2017.

Management Commentary and Business Outlook
“We are very pleased with the progress Immersion has made over the past six months,” said Carl Schlachte, interim CEO and Chairman of the Board. “While we still have work to do, the company’s restructuring and renewed focus on our underlying fundamentals is showing strong early returns. We remain confident in Immersion’s continued ability to monetize our technology across the trends we see happening in the haptic ecosystem today.”
“With the revenue treatment of certain of our fixed license fee agreements in the first quarter under ASC 606, the success in licensing new customers in the automotive market and the strength of our pipeline as we see it today, we now expect revenue in 2018 to be between $108 million and $118 million. We anticipate Non-GAAP net income of $59 million to $67 million. Our guidance remains independent of possible litigation outcomes,” concluded Mr. Schlachte.

Recent Business Highlights

•	Entered into a settlement and license agreement with Apple Inc. for certain Immersion patents.

•
Signed a multi-year license agreement with Robert Bosch Car Multimedia GmbH, a subsidiary of Robert Bosch GmbH, providing Bosch with access to Immersion’s patented haptic technology for use in its automotive solutions.

•	Signed a license agreement with Panasonic Corp. providing Panasonic with access to Immersion’s patented haptic technology for use in its automotive solutions.
Conference Call and Audio Webcast Information
Immersion will host a conference call with company management on Thursday, May 10, 2018 at 2:00 p.m. Pacific time (5:00 p.m. Eastern time) to discuss financial results for the first quarter ended March 31, 2018. To participate on the live call, analysts and investors should dial 800-239-9838 (conference ID: 8259518) at least ten minutes prior to the start of the call. A live and archived webcast of the conference call will also be available for 90 days within the investor relations section of Immersion’s corporate Web site at www.immersion.com.
About Immersion
Immersion Corporation (NASDAQ:IMMR) is the leading innovator of touch feedback technology, also known as haptics. The company provides technology solutions for creating immersive and realistic experiences that enhance digital interactions by engaging users’ sense of touch. With more than 2,900 issued or pending patents, Immersion's technology has been adopted in more than 3 billion digital devices, and provides haptics in mobile, automotive, advertising, gaming, medical and consumer electronics products. Immersion is headquartered in San Jose, California with offices worldwide. Learn more at www.immersion.com.
Use of Non-GAAP Financial Measures
Immersion reports all financial information required in accordance with generally accepted accounting principles (GAAP), but it believes that evaluating its ongoing operating results may be difficult to understand if limited to reviewing only GAAP financial measures. Immersion discloses this non-GAAP information, such as Non-GAAP net loss and Non-GAAP net loss per share, because it is useful in understanding the company’s performance as it more closely reflects its cash tax rate and excludes certain non-cash expenses and other special charges, such as deferred tax assets valuation allowance and restructuring costs, that many investors feel may obscure the company’s true operating performance. Likewise, management uses these non-GAAP financial measures to manage and assess the profitability of its business. Investors are encouraged to review the related GAAP financial measures.
Forward-looking Statements
This press release contains “forward-looking statements” that involve risks and uncertainties as well as assumptions that, if they never materialize or prove incorrect, could cause the results of Immersion Corporation and its consolidated subsidiaries to differ materially from those expressed or implied by such forward-looking statements.

All statements, other than the statements of historical fact, are statements that may be deemed forward-looking statements, including, but not limited to, our expectation that revenues for 2018 will be in the range of $108 million to $118 million and non-GAAP net income for 2018 ranging from $59 million to $67 million and statements regarding litigation outcomes.
Immersion’s actual results might differ materially from those stated or implied by such forward-looking statements due to risks and uncertainties associated with Immersion’s business, which include, but are not limited to, potential and actual claims and proceedings, including litigation involving Immersion’s intellectual property; the impact of litigation developments on existing and potential customers; delay in or failure to achieve commercial demand for Immersion’s or its licensees’ products; the impact of new accounting standards that will affect key items such as revenue recognition and sales commissions; unexpected difficulties in monetizing the patent portfolio; the commercial success of applications or devices into which Immersion’s technology is licensed; the continued popularity of mobile games and wearables; potentially lengthy sales cycles and design processes; unanticipated difficulties and challenges encountered in development efforts; unexpected costs; the fact that certain target markets are still relatively nascent; risks associated with doing business internationally; litigation costs in any current or future litigation; failure to retain key personnel; ability to retain personnel; competition; the inherently uncertain nature of litigation which makes future outcomes and timing difficult to predict; the impact of global economic conditions and foreign currency exchange rates and other factors. Many of these risks and uncertainties are beyond the control of Immersion.
For a more detailed discussion of these factors, and other factors that could cause actual results to vary materially, interested parties should review the risk factors listed in Immersion’s Annual Report on Form 10-K for 2017. which is on file with the U.S. Securities and Exchange Commission. The forward-looking statements in this press release reflect Immersion’s beliefs and predictions as of the date of this release. Immersion disclaims any obligation to update these forward-looking statements as a result of financial, business, or any other developments occurring after the date of this release.
Immersion, the Immersion logo and TouchSense are trademarks or registered trademarks of Immersion Corporation in the United States and other countries. All other trademarks are the property of their respective owners.
The use of the word “partner” or “partnership” in this press release does not mean a legal partner or legal partnership.
(IMMR - C)
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Immersion Corporation
Condensed Consolidated Balance Sheets
(In thousands)

	March 31, 2018	December 31, 2017
	(Unaudited)	(1)
ASSETS
Cash and cash equivalents	$119,128	$24,622
Short-term investments	19,842	21,916
Accounts and other receivables	2,667	806
Prepaid expenses and other current assets	5,616	736
Total current assets	147,253	48,080
Property and equipment, net	2,903	3,150
Deferred income tax assets	371	401
Other assets	4,808	344
TOTAL ASSETS	$155,335	$51,975
LIABILITIES
Accounts payable	$4,256	$6,647
Accrued compensation	2,552	4,133
Other current liabilities	3,296	3,896
Deferred revenue	4,920	4,424
Total current liabilities	15,024	19,100
Long-term deferred revenue	33,665	22,303
Other long-term liabilities	1,374	915
TOTAL LIABILITIES	50,063	42,318
STOCKHOLDERS’ EQUITY	105,272	9,657
TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$155,335	$51,975

(1)	Derived from Immersion’s annual audited consolidated financial statements.

Immersion Corporation
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31,
	2018	2017
Revenues:
Royalty and license	$85,335	$9,006
Development, services, and other	81	218
Total revenues	85,416	9,224
Costs and expenses:
Cost of revenues	35	43
Sales and marketing	1,220	3,305
Research and development	2,820	3,196
General and administrative	11,236	15,532
Total costs and expenses	15,311	22,076
Operating income (loss)	70,105	(12,852)
Interest and other income	231	139
Income (loss) before provision for income taxes	70,336	(12,713)
Provision for income taxes	(453)	(152)
Net income (loss)	$69,883	$(12,865)
Basic net income (loss) per share	$2.35	$(0.44)
Shares used in calculating basic net income (loss) per share	29,700	29,024
Diluted net income (loss) per share	$2.29	$(0.44)
Shares used in calculating diluted net income (loss) per share	30,566	29,024

Immersion Corporation
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2018			2017
	As Reported (ASC 606)	Adjustments*	ASC 605 *	As Reported (ASC 605)
Revenues:
Fixed fee license revenue	$75,756	$(72,341)	$3,415	$2,510
Per-unit royalty revenue	9,579	(4,351)	5,228	6,496
Total royalty and license revenue	85,335	(76,692)	8,643	9,006
Development, services, and other revenue	81	—	81	218
Total revenues	$85,416	$(76,692)	$8,724	$9,224
Operating expenses	15,311	—	15,311	22,076
Operating income (loss)	70,105	(76,692)	(6,587)	(12,852)
Interest and other income	231	—	231	139
Income (loss) before provision for income taxes	70,336	(76,692)	(6,356)	(12,713)
Income tax provision	(453)	—	(453)	(152)
Net income (loss)	$69,883	$(76,692)	$(6,809)	$(12,865)
Basic net income (loss) per share	$2.35	$(2.58)	$(0.23)	$(0.44)
Diluted net income (loss) per share	$2.29	$(2.51)	$(0.22)	$(0.44)

*The Company is presenting the ASC 606 results together with the adjustments made to reconcile the ASC 606 presentation to the results that would have been applicable under ASC 605. The ASC 605 information should be considered in addition to, not as a substitute for, nor superior to or in isolation from, the financial information prepared in accordance with ASC 606.

Immersion Corporation
Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income (Loss)
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31,
	2018	2017

GAAP net income (loss)	$69,883	$(12,865)

Add: Provision for income taxes	453	152

Less: Non-GAAP provision for income taxes	(90)	(39)

Add: Stock-based compensation	1,222	1,557

Non-GAAP net income (loss)	$71.468	$(11,195)

Non-GAAP net income (loss) per share	$2.34	$(0.39)

Shares used in calculating Non-GAAP net income (loss) per share	30,566	29,024

Immersion Corporation
Revenue by Line of Business
(Unaudited)

	Three Months Ended March 31,
	2018	2017

Mobility	90%	32%

Gaming	2%	47%

Automotive	8%	12%

Medical	—%	9%

Immersion Corporation
Reconciliation of GAAP Operating Expenses to Non-GAAP Operating Expenses
(In thousands)
(Unaudited)

	Three Months
	Ended March 31,
	2018	2017

GAAP operating expenses	$15,276	$22,033

Adjustments to non-GAAP operating expenses:

Stock-based compensation expense - R&D	(256)	(336)

Stock-based compensation expense - S&M	67	(210)

Stock-based compensation expense - G&A	(1,033)	(1,011)

Depreciation and amortization expense	(227)	(232)

Non-GAAP operating expense	$13,827	$20,244

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